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                                                                      Exhibit 20

                               POWER OF ATTORNEY



KNOW ALL MEN BY THESE PRESENTS:

          That I, Lindy B. Richardson of the City of Louisville, Commonwealth of Kentucky, do hereby appoint Donald F. Kohler and Joseph C. Curry, Jr., of Louisville, Kentucky, or either of them, my true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for me and in my name, place and stead, in any and all capacities, to execute on my behalf any and all post-effective amendments to the registration statement filed with the Securities and Exchange Commission covering the securities of the Hilliard-Lyons Government Fund, Inc., a Maryland corporation, and to file the same with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission.

          IN WITNESS WHEREOF, I have hereunto set my hand this 2nd day of December, 1999.

                                         /s/  Lindy B. Richardson
                                      ----------------------------------
                                      Lindy B. Richardson